Exhibit (j)(2)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditors" in the Statement of Additional Information of Fidelity Advisor Series II: Fidelity Advisor Government Investment Fund, Fidelity Advisor High Yield Fund, Fidelity Advisor Short Fixed-Income Fund, and Fidelity Advisor Strategic Income Fund, which is included in Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A.

 /s/Deloitte & Touche LLP
    Deloitte & Touche LLP
    Boston, Massachusetts
    February 23, 1999